Exhibit 10.17

MILACRON HOLDINGS CORP.

2015 Equity Incentive Plan

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made by and between Milacron Holdings Corp., a Delaware corporation (the “Company”), and [●] (the “Participant”), effective as of [●] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Milacron Holdings Corp. 2015 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of Restricted Stock, subject to the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

1.	Grant of Restricted Stock Award. The Company has granted to the Participant, effective as of the Date of Grant, [●] shares of Restricted Stock, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan.

2.	Vesting of Restricted Stock. Subject to the terms and conditions set forth in the Plan and this Agreement, and except as otherwise provided in Section 3, the shares of Restricted Stock will vest on the 3rd anniversary of the Date of Grant, subject to the Participant’s continued Service through the applicable vesting date.

3.	Forfeiture. Any unvested shares of Restricted Stock will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service for any reason. Without limiting the generality of the foregoing, the shares of Restricted Stock and any vested shares (and any resulting proceeds) will continue to be subject to Section 13 of the Plan.

4.	Issuance of Shares.

(a)

Book-Entry Registration of the Shares; Delivery of Shares. The Company may at its election either: (i) after the Date of Grant, issue a certificate representing the shares of Restricted Stock subject to this Agreement and place a legend and stop transfer notice on that certificate, in which case the Company may retain that certificate unless, until and as any shares represented by that certificate have vested and may cancel that certificate if and to the extent that the shares of Restricted Stock are forfeited or otherwise required to be transferred back to the

Company; provided that, if the shares of Restricted Stock are to be certificated, the Company may require the Participant to deliver to the Company a duly-executed blank stock power in a form to be provided by the Company; or (ii) not issue any certificate representing the shares of Restricted Stock subject to this Agreement and instead document the Participant’s interest in the shares of Restricted Stock by registering the shares of Restricted Stock with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in the Participant’s name with the applicable restrictions noted in the book entry system, in which case no certificate representing all or any part of the shares of Restricted Stock will be issued unless, until and as any of those shares have vested, and the Company may cancel those book entry shares if and to the extent that the shares of Restricted Stock are forfeited or otherwise required to be transferred back to the Company. In any case, the Company may provide a reasonable delay in the issuance or delivery of vested shares of Common Stock to address withholding taxes and other administrative matters.

(b)	Shareholder Rights. The Participant will not have any rights of a stockholder with respect to the shares of Restricted Stock, including exercising any voting or similar rights, unless, until and as the shares of Restricted Stock vest; provided that the Participant will be entitled to receive dividends with respect to the vested Restricted Stock and with respect to the unvested Restricted Stock as may be determined by the Committee in accordance with the Plan; and provided further that (x) any regular cash dividends paid with respect to an unvested share of Restricted Stock (the “associated share”) will be withheld by the Company and will be paid to the Participant, without interest, within thirty (30) days after the associated share vests and will be forfeited if and when the associated share is forfeited, and (y) any property (other than cash) distributed with respect to an associated share (including without limitation a distribution of shares by reason of a stock dividend, stock split or otherwise or a distribution of other securities with respect to an associated share) will be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to those restrictions and will be forfeited if and when the associated share is forfeited or will vest if and when the associated share vests.

(c)	Withholding Requirements. As a condition to the grant and vesting of the Restricted Stock, the Participant will make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with that Restricted Stock. The Participant may elect to satisfy such obligations in cash or, in the Committee’s discretion, by having the Company withhold a number of shares of vested Restricted Stock having a Fair Market Value equal to such obligation.

5.	Adjustment to Restricted Stock. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Restricted Stock may be adjusted in accordance with Section 4.5 of the Plan.

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6.	Restrictive Covenant Agreement. The Participant agrees to be bound by the Restrictive Covenant Agreement attached hereto as Exhibit A (the “Restrictive Covenant Agreement”) in consideration of: (a) the Restricted Stock granted herein; (b) the Participant’s ongoing employment by the Company or a Subsidiary; (c) the importance of protecting the confidential information of the Company, its Subsidiaries and its affiliates and their other legitimate interests, including without limitation the valuable confidential information and goodwill that they have developed or acquired; (d) the Participant being granted access to trade secrets and other confidential information of the Company, its Subsidiaries and its affiliates; and (e) other good and valuable consideration.

7.	Miscellaneous Provisions.

(a)	Securities Laws Requirements. No shares of Common Stock will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any shares of Common Stock issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those shares of Common Stock.

(b)	Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Code with respect to the Restricted Stock, provided that the Participant has made such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations with respect to the transfer of shares of Restricted Stock in cash, upon the filing of such election. If the Participant makes an election pursuant to Section 83(b) of the Code, the Participant will file, within thirty (30) days following the date of grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code, even if the Participant requests that the Company or its representatives make this filing on his or her behalf.

(c)

Non-Transferability. Any shares of Common Stock delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon

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any certificate(s) or other document(s) delivered to the Participant, or on the books and records of the Company’s transfer agent, to make appropriate reference to such restrictions.

(d)	No Right to Continued Service. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(e)	Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (x) in a writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(f)	Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(g)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(h)	Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(i)	Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

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(j)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(k)	Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Participant and each party to this Agreement agrees that it will bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan and this Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with this Agreement.

(l)	Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(m)	Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term or provision of the Plan will govern and prevail.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Award Agreement as of the Date of Grant.

Participant	Milacron Holdings Corp.

By:
Name:	Name:
Title:

[Signature Page – Restricted Stock Award Agreement]

EXHIBIT A

RESTRICTIVE COVENANT AGREEMENT

THIS AGREEMENT (this “Restrictive Covenant Agreement”) is made effective as of the Date of Grant by and between the Company and the Participant. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Restricted Stock Award Agreement to which this Restrictive Covenant Agreement is attached as Exhibit “A” (the “Award Agreement”).

R E C I T A L S:

WHEREAS, the Company and the Participant have entered into the Award Agreement;

AND WHEREAS the Award Agreement is conditional on the Participant entering into this Restrictive Covenant Agreement;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. For purposes of this Restrictive Covenant Agreement:

a. “Business” means manufacturing, designing, distributing, marketing or selling plastics manufacturing equipment, plastics manufacturing equipment components including hot runner systems, mold components or aftermarket parts or services, or industrial machining chemicals, or any other business engaged in by the Company or any if its Subsidiaries within twelve (12) months prior to the Participant’s termination of employment by or other service to the Company or any of its Subsidiaries.

b. “Confidential Information” means the business and financial records, customer and supplier lists, business contacts, contracts, trade secrets, confidential methods of operations of the Company and its affiliates and other related information, as such exists from time to time during the Participant’s employment by or other service to the Company or any of its Subsidiaries.

c. “Customer” means any Person who:

i. has been a customer of the Company at any time during the one year period prior to the termination of the Participant’s employment; or

ii. has evidenced an intention in writing to purchase Products from the Company at any time during the one year period prior to the termination of the Participant’s employment,

and with whom the Participant had any dealings, directly or indirectly, or about whom the Participant had confidential information, during the Participant’s employment.

d. “Person” means any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, firm, company, estate or unincorporated organization.

e. “Products” means the products of the Business (i) manufactured by the Company within the one year period immediately preceding the date of this Restrictive Covenant Agreement (ii) manufactured by the Company during the Participant’s employment (iii) manufactured by the Company in the twelve (12) months following termination of the Participant’s employment in the normal course of operating, maintaining and expanding the business and (iv) any products that are substitutes for or competitive with the products referred to in clauses (i), (ii) and (iii).

2. Confidentiality. The Participant recognizes and acknowledges that the Confidential Information constitutes valuable, special and unique assets of the Company and its affiliates, access to and knowledge of which are essential to the performance of the duties of the Participant hereunder. The Participant acknowledges that such Confidential Information is not generally known in the trade and that such Confidential Information provides the Company and its affiliates with a competitive edge in its industry. In that regard, the Participant acknowledges and agrees that the Company and its affiliates have taken and are taking reasonable steps to protect the confidentiality of, and legitimate interest in, the Confidential Information. The Participant therefore agrees that he will not, during his employment, or after termination of his employment, disclose any of such Confidential Information to any Person for any reason or purpose whatsoever except in connection with the performance of his duties to the Company and its affiliates, nor shall he make use of any such Confidential Information for his own purposes or for the benefit of any Person except the Company and its affiliates. Confidential Information shall not include any information which is or becomes publicly known through no action or inaction of the Participant. Notwithstanding the foregoing, in the event that the Participant is requested or required, in connection with any proceeding by or before a governmental authority, to disclose Confidential Information, the Participant will give the Company prompt written notice of such request or requirement so that the Company or its affiliates may seek a protective order or other appropriate relief. In the event that such protective order or other remedy is not obtained or the Company waives the right to seek such an order or other remedy, the Participant may, without liability hereunder furnish only that portion of the Confidential Information which the Participant is legally required to disclose. Notwithstanding anything herein to the contrary, nothing in this Restrictive Covenant Agreement shall (a) prohibit the Executive from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (b) require notification or prior approval by the Company of any reporting described in clause (a).

3. Non-Competition. While employed or at any time during the eighteen (18) months following termination of the Participant’s employment for whatever reason and whether with or without cause, the Participant shall not in any manner whatsoever (other than a holding of less than two percent (2%) of the shares of a company listed on a public stock exchange in Canada or the United States of America) within North America, either individually or in partnership or jointly or in conjunction with any other Person:

a. directly, or indirectly, carry on, engage in or be concerned with or interested in any business that manufactures, sells or distributes the Products;

b. directly, or indirectly, assist (as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, independent contractor, supplier, consultant, lender, guarantor, financier or in any other capacity whatever) any Person to carry on, engage in or be concerned with or interested in any business that manufactures, sells or distributes the Products; or

c. have any direct or indirect interest or concern (as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor or in any other capacity whatever) in or with any Person, if any part of the activities of such Person consists of any business that manufactures, sells or distributes the Products.

4. Non-Solicitation of Customers. While employed or at any time during the eighteen (18) months following termination of the Participant’s employment for whatever reason and whether with or without cause, the Participant shall not in any manner whatsoever, either individually or in partnership or jointly or in conjunction with any other Person:

a. directly, or indirectly solicit any Customer;

b. directly, or indirectly assist (be it as principal, beneficiary, servant, director, shareholder, partner, nominee, executor, trustee, agent, employee, independent contractor, supplier, consultant, lender, financier or in any other capacity whatever) any Person directly or indirectly to solicit any Customer; or

c. have any direct or indirect interest or concern (be it as principal, beneficiary, director, shareholder, partner, nominee, executor, trustee, agent, servant, employee, consultant, independent contractor, supplier, creditor or in any other capacity whatever, other than a holding of less than two percent (2%) of the shares of a company listed on a public exchange in Canada or the United States) in or with any Person if any of the activities of which Person consists of soliciting any Customer, if such solicitation is, directly or indirectly, intended to result in a sale of any Products to such Customer within North America.

5. Non-Solicitation of Employees. While employed or at any time during the eighteen (18) months following termination of his employment, for whatever reason, the Participant shall not, directly or indirectly, hire, solicit or induce to perform services, or attempt to solicit or induce to perform services (as an employee, consultant or otherwise) any individuals who are employees of the Company or take any actions which are intended to persuade any such employee to leave the employ of the Company, without the prior written consent of the Company. This section shall not apply to solicitations made generally to individuals through public media and which are not specifically targeted at employees of the Company.

6. Non-Disparagement. The Participant shall not at any time, directly or indirectly, orally, in writing or through any medium, disparage, defame or assail the reputation,

integrity or professionalism of the Company or any of its affiliates, officers, directors, employees or shareholders. Notwithstanding the foregoing, this prohibition does not apply to statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings.

7. Return of Documents and Property. Upon the termination of his employment or at such other time that the Company may request, the Participant shall forthwith return and deliver to the Company, and shall not retain, any originals or copies of, any books, papers or price lists of the Company, customer lists, files, books of account, notes and other documents and data or other writings, tapes or records of the Company maintained by or in the possession of the Participant (and all of the same are hereby acknowledged and agreed to be the property of the Company).

8. Inventions and Patents. The Participant hereby assigns to the Company all right, title and interest to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that both (a) are conceived, reduced to practice, developed or made by the Participant while employed by the Company or any of its Subsidiaries and (b) either (i) relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services, or (ii) are conceived, reduced to practice, developed or made using any equipment, supplies, facilities, assets or resources of the Company or any of its Subsidiaries’ (including but not limited to, any intellectual property rights) (“Work Product”). The Participant shall promptly disclose such Work Product to the Company and, at the Company’s expense, perform all actions reasonably requested by the Company (whether during or after the period of employment) to establish and confirm the Company’s ownership thereof (including, without limitation, assignments, consents, powers of attorney, applications and other instruments).

9. Covenants Reasonable.

a. The Participant acknowledges and agrees with the Company that:

i. the covenants in this Agreement are reasonable in the circumstances and are necessary to protect the Company;

ii. the Participant is being provided with the opportunity to receive a substantial financial benefit as a result of Award Agreement;

iii. the covenants of the Participant contained in this Restrictive Covenant Agreement were a material inducement for the Company to enter into the Award Agreement and the execution and delivery of this Restrictive Covenant Agreement is a condition to the Company’s obligation pursuant to the Award Agreement; and

iv. the breach by such Participant of any of the provisions of this Restrictive Covenant Agreement would cause serious and irreparable harm to the Company which could not adequately be compensated for in damages.

b. The Participant agrees that the Company shall be entitled to obtain and the Participant agrees not to oppose a request for, interim, interlocutory and permanent injunctive relief and other equitable relief to prevent a breach or continued breach of the provisions of this Restrictive Covenant Agreement, as well as an accounting of all profits and benefits that arise out of such violation, which rights and remedies shall be cumulative in addition to any other rights or remedies to which the Company may be entitled in law. The provisions of this section shall not derogate from any other remedy which the Company may have in the event of such a breach.

10. Severability. In the event that a court of competent jurisdiction determines that any term or provision of this Restrictive Covenant Agreement is illegal, invalid or unenforceable in any jurisdiction, such illegality, invalidity or unenforceability of that term or provision will not affect: (a) the legality, validity or enforceability of the remaining terms and provisions of this Restrictive Covenant Agreement; and (b) the legality, validity or enforceability of such term or provision in any other jurisdiction. Further, to the extent that any provision hereof is deemed unenforceable by virtue of its scope in terms of territory, length of time, scope of activities or otherwise, but may be made enforceable by limitations or revisions thereon, the parties agree that such limitations or revisions may be made so that the same shall, nevertheless, be enforceable to the fullest extent permitted by law.

11. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery or (b) upon delivery after deposit with Federal Express or similar overnight courier service. A notice shall be addressed to the Company at its principal executive office, attention General Counsel, and to the Participant at the address that he/she most recently provided to the Company.

12. Entire Agreement. This Restrictive Covenant Agreement constitutes the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof.

13. Amendment; Waiver. No amendment or modification of any term of this Restrictive Covenant Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant. No waiver of any breach or condition of this Restrictive Covenant Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

14. Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Restrictive Covenant Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns.

15. Signature in Counterparts. This Restrictive Covenant Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Restrictive Covenant Agreement.

Milacron Holdings Corp.

By:

Name:

Title:

Agreed and acknowledged as of the date first above written:

Signature:

Name: